ARROW LOGO
                                                                   INTERNAL CORRESPONDENCE

ARROW ELECTRONICS, INC.

TO:                                               FROM:

                                                  LOCATION:  Melville

DATE:                                             PHONE:     (631)847-5760

                                                  FAX:       (631)847-4379

SUBJECT:     RESTRICTED STOCK AWARD AGREEMENT

     The Board of Directors has authorized an award of ______ shares to you under the Arrow Electronics, Inc. Restricted Stock Plan (the "Plan"), as evidenced by the accompanying Award Certificate. Please be aware of the following:

1.   Arrow will deliver the shares included in your award to you after they have "vested" (i.e. become free from the forfeiture provisions of the Plan).

2.   The shares will vest in accordance with the Vesting Schedule shown on the Award Certificate, so long as you remain an employee through the vesting dates (except for certain instances specified in the Plan which will cause immediate vesting).

3.   If you wish to sell any of your shares included in the award, the Plan requires that you first offer to sell them to Arrow.

4.   This Restricted Stock Award Agreement and the accompanying Award Certificate summarizes your award and, in certain instances, modify the Plan (copies of which are available upon request), but they do not expand your rights or create new rights under the Plan.

5.   This award is being made to only a select number of individuals, and we ask you not to tell anyone outside your family that you have received the award.

6.   Neither the authorization by the Board of Directors of your award or this Restricted Stock Award Agreement modifies in any way the terms of your employment with Arrow.

     In order to accept your award, you must sign one copy of this Restricted Stock Award Agreement and each copy of the attached stock power, and return them to me at Arrow's corporate headquarters, 50 Marcus Drive, Melville, NY, 11747, by April 10, 2003. By doing so, you agree to accept the Award, subject to the terms of this Restricted Stock Award Agreement, the Award Certificate, and the Plan, (each of which is incorporated in, and made part of, this agreement). If the signed Restricted Stock Award Agreement and stock powers are not returned by the date indicated, your Restricted Stock Award will be forfeited.

ARROW ELECTRONICS, INC.                  ACCEPTED BY:

By: /s/ PeterS.Brown                     ________________________________
    Peter S. Brown
    Senior Vice President
      and General Counsel